SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 27, 2011

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

 jurisdiction          File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of AMERISERV FINANCIAL, Inc. was held on April 26, 2011.  At the Annual Meeting, there were present in person or by proxy 13,570,503 shares of the Company’s common stock, representing approximately 63.98% of the total outstanding eligible shares.  The proposals considered at the Annual Meeting were voted on as follows:

Proposal #1 The following directors were elected to three year terms expiring in 2014.	Number of Votes Cast For Class I Directors	Withheld	% Voted For

Allan R. Dennison	12,693,166	877,337	93.53%
James M. Edwards, Sr.	12,748,053	822,450	93.94%
Very Rev. Christian R. Oravec	12,732,061	838,442	93.82%
Howard M. Picking, III	12,624,966	945,537	93.03%
Sara A. Sargent	12,583,471	987,032	92.73%
Robert L. Wise	12,697,609	872,894	93.57%

Proposal #2	FOR	AGAINST	ABSTAIN

The approval of the AmeriServ
Financial, Inc. 2011 Stock
Compensation Plan	12,146,563	1,321,960	101,980

Proposal #3	FOR	AGAINST	ABSTAIN

An advisory (non-binding) vote on executive compensation	12,323,651	1,136,639	110,213

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By: /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: April 27, 2011